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                                                                   EXHIBIT 10.18

                               SEVERANCE AGREEMENT


                  THIS SEVERANCE AGREEMENT dated as of March 12, 2003 (the "Agreement") is made between TROVER SOLUTIONS INC. (including all of its subsidiaries, the "Company") and MARK J. BATES (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Employee is a key employee of the Company; and

                  WHEREAS, the Company desires to provide the Employee with severance benefits under the conditions set forth in this Agreement;


                  NOW, THEREFORE, the Company and the Employee agree as follows:

                   1. Term of Agreement. The Employee's rights under this Agreement shall commence as of the date hereof and shall terminate upon the earlier of [i] the voluntary termination by the Employee of the Employee's employment with the Com- pany or [ii] the date on which the Employee ceases to be a member of the Management Group (the period during which this Agreement is in effect being hereinafter referred to as the "Term"). Employee's membership in the Management Group is subject to the approval of the Compensation Committee of the Board of Directors.

                  2.    Severance Pay.

         2.1 Amount & Timing of Severance Pay. If there is a Termination, as defined in Section 2.2, with regard to the Employee, [i] the Company will continue the Employee's base salary in effect on the date of the Termination for a period of one year following the day on which the Termination occurs (the "Severance Pay ") and [ii] for a period of one year after the day on which the Termination occurs, the Company shall continue to pay, or reimburse the Employee for, the Company-paid portion of medical premiums under the Company's group health plan that would apply to the Employee had he not terminated, provided that the Employee makes a timely election of such con- tinuation coverage under COBRA.; provided, however, that the Employee shall not be entitled to payment of the Severance Pay upon a Termination if upon that Termination the Employee is entitled to a Change-in-Control Payment, as defined in Section 9. The Severance Pay shall: [x] be paid and delivered to the Employee on the same basis that the Employee's regular base salary was paid and delivered immediately prior to Termination; [y] be subject to reduction to the extent that during the one year after the Termination the Employee receives compensation as an employee from an entity other than the Company; and [z] not include any amounts of incentive compensation.


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         2.2 Definition. "Termination" means a termination of the Employee's employment, during the Term, other than for "Cause." "Cause" means the occurrence of any of the following:

                  a. the Employee materially breaches the provisions of this Agreement or any other employment-related agreement between the Employee and the Company, and the Employee fails to cure such breach within ten days after the Employee's receipt from the Company of written notice of such breach, which notice shall describe in reasonable detail the Company's belief that the Employee is in breach (notwithstanding the foregoing, no cure period shall be applicable to breaches by the Employee of the provisions of Section 3, 4, 5, 6, 7 or 8 of this Agreement);

                  b. the Employee commits any other act in bad faith materially detrimental to the business or reputation of the Company; or

                  c. the Employee intentionally engages in dishonest or illegal activities or commits or is convicted of (or pleads nolo contendere to) any crime involving fraud, deceit or moral turpitude.

         The Employee's death or disability shall be deemed a Termination. For purposes of this Section, "disability" means that the Employee becomes mentally or physically incapacitated or disabled so as to be unable to perform Employee's duties. Without limiting the generality of the foregoing, Employee's inability adequately to perform services for a period of 60 consecutive days will be conclusive evidence of such mental or physical incapacity or disability, unless such inability adequately to perform services under this Agreement is pursuant to a mental or physical incapacity or disability covered by the Family Medical Leave Act, in which case such 60-day period shall be extended to a 120-day period.

                  3. Non-Disclosure of Proprietary Information. The Employee recognizes and acknowledges that the Trade Secrets and Confidential Information (as such terms are defined below) of the Company and all physical embodiments of the same (as they may exist from time-to-time, collectively, the "Proprietary Information") are valuable, special and unique assets of the Company's businesses. The Employee further acknowledges that access to such Proprietary Information is essential to the performance of the Employee's duties under this Agreement. Therefore, in order to obtain access to such Proprietary Information, the Employee agrees that the Employee shall hold in confidence all Proprietary Information and will not reproduce, use, distribute, disclose, publish or otherwise disseminate any Proprietary Information, in whole or in part, and will take no action causing, or fail to take any action necessary to prevent causing, any Proprietary Information to lose its character as Proprietary Information, nor will the Employee make use of any such information for the Employee's own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances.



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For purposes of this Agreement, the term "Trade Secrets" means the whole or any portion of any scientific or technical or other information, design, process, procedure, formula, computer software product, documentation or improvement relating to the Company's or its affiliates' businesses which [i] derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and [ii] is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. The term "Confidential Information" means any and all data and information relating to the Company's or its affiliates' "Business," other than Trade Secrets, [a] which has value to the Company or its affiliates; [b] is not generally known by its competitors or the public; and [c] is treated as confidential by the Company or its affiliates. The term "Business" means the provision of any of the business or services that the Company is engaged in on the date that the Employee leaves employment by the Company, including without limitation subrogation and related recovery services, provider bill auditing, contract compliance review, identification of certain other insurance-related payments and cost management consulting for healthcare payors or property and casualty insurers of any kind The provisions of this Section 3 will apply during the Employee's employment by the Company and for a two-year period thereafter with respect to Confidential Information, and during the Employee's employment by the Company and at any and all times thereafter with respect to Trade Secrets. These restrictions will not apply to any Proprietary Information which is in the public domain provided that the Employee was not responsible, directly or indirectly, for such Proprietary Information entering the public domain without the Company's consent. This Section 3, together with Sections 2, 4, 5, 6, 7, 8 and 9 of this Agreement, shall survive termination of this Agreement.

                  4. Non-Competition and Related Covenants.

         4. 1 Non-Competition. During the Employee's employment by the Company and for a period of two years following any termination of the Employee's employment, the Employee will not, directly or indirectly, on the Employee's own behalf or in the service of or on behalf of any other individual or entity, compete with the Company within the Geographical Area (as defined). The term "compete" means to engage in, have any equity or profit interest in, make any loan to or for the benefit of, or render any services of any kind to, directly or indirectly, on the Employee's own behalf or in the service of or on behalf of any other individual or entity, either as a proprietor, employee, agent, independent contractor, consultant, director, officer, partner or stockholder (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that the Employee at no time owns, directly or indirectly, in excess of one percent of the outstanding stock of any class of any such corporation) any business which provides Business services. For purposes of this Agreement, the term "Geographic Area" means the territory located within a 75 mile radius of each facility for which the Employee has management responsibility during the Employee's employment with the Company.


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         4.2 Non-Interference. During the Employee's employment by the Company and for a period of two years following the termination of the Employee's employment, the Employee will not, directly or indirectly, on the Employee's own behalf or in the service of or on behalf of any other individual or entity, interfere with, disrupt, or attempt to disrupt the past, present or prospective relationships, contractual or otherwise, between the Company and any supplier, consultant, or client of the Company with whom the Employee had material contact during the Employee's employment by the Company. The term "prospective relationship" is defined as any relationship where the Company has actively sought an individual or entity as a prospective supplier, consultant, or client.

         4.3 Non-Solicitation of Clients Covenant. The Employee agrees that during the Employee's employment by the Company and for a period of two years following the termination of the Employee's employment, the Employee will not, directly or indirectly, on the Employee's own behalf or in the service of or on behalf of any other individual or entity, divert, solicit or attempt to solicit or accept business from any individual or entity [i] who is a client of the Company at any time during the six-month period prior to the Employee's termination of employment with the Company ("Client"), or was actively sought by the Company as a prospective client, or [ii] with whom the Employee had material contact while employed by the Company to provide Business services to such Clients or prospects, in either case to provide, directly or indirectly, Business services.

                   The Employee further agrees that during the Employee's employment by the Company and for a period of two years following the termination of the Employee's employment, the Employee will not, directly or indirectly, as an employee, independent contractor, agent or in any other capacity, be employed by any Client to provide, directly or indirectly, Business services.

         4.4 Construction. The parties agree that any judicial authority construing all or any portion of this Section 4 or Section 5 will be empowered to sever any portion of the Geographical Area, client base, prospective relationship or prospect list or any prohibited business activity from the coverage of such Section and to apply the provisions of such Section to the remaining portion of the Geographical Area, the client base or the prospective relationship or prospect list, or the remaining business activities not so severed by such judicial authority. In addition, it is the intent of the parties that the judicial authority replace each such severed provision with a provision as similar in terms to such severed provision as may be possible and be legal, valid and enforceable. It is the intent of the parties that Sections 4 and 5 be enforced to the maximum extent permitted by law. If any provision of either such
Section is determined not to be specifically enforceable, the Company shall nevertheless be entitled to bring an action to seek to recover monetary damages as a result of the breach of such provision by the Employee.



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                  5. Non-Solicitation of Employees Covenant. The Employee agrees and represents that during the Employee's employment by the Company and for a period of two years following any termination of the Employee's employment, the Employee will not, directly or indirectly, on the Employee's own behalf or in the service of, or on behalf of any other individual or entity, divert, solicit or hire away, or attempt to divert, solicit or hire away [i] any person employed by the Company or [ii] any person who has left the employment of the Company within the one-year period which follows the termination of such employee's employment with the Company, in either case, whether or not such employee is or was a full-time employee or temporary employee of the Company, whether or not such employee is or was employed pursuant to a written agreement and whether or not such employee is or was employed for a determined period or at will.

                  6. Existing Restrictive Covenants. The Employee represents and warrants that the Employee's employment with the Company does not and will not breach any agreement which the Employee has with any former employer to keep in confidence confidential information or not to compete with any such former employer. The Employee will not disclose to the Company or use on its behalf any confidential information of any other party required to be kept confidential by the Employee.

                   7. Return of Confidential Information. The Employee acknowledges that as a result of the Employee's employment with the Company, the Employee may come into the possession and control of Proprietary Information, such as proprietary documents, drawings, specifications, manuals, notes, computer programs, or other proprietary material. The Employee acknowledges, warrants and agrees that the Employee will return to the Company all such items and any copies or excerpts thereof, and any other properties, files or documents obtained as a result of the Employee's employment with the Company, immediately upon the termination of the Employee's employment with the Company.

                  8. Proprietary Rights. During the course of the Employee's employment with the Company, the Employee may make, develop or conceive of useful processes, machines, compositions of matter, computer software, algorithms, works of authorship expressing any such algorithm, or any other discovery, idea, concept, document or improvement which relates to or is useful to the Company's Business (the "Inventions"), whether or not subject to copyright or patent protection, and which may or may not be considered Proprietary Information. The Employee acknowledges that all such Inventions will be "works made for hire" under United States copyright law and will remain the sole and exclusive property of the Company. The Employee assigns and agrees to assign to the Company, in perpetuity, all right, title and interest the Employee may have in and to such Inventions, including without limitations all copyrights, and the right to apply for any form of patent, utility model, industrial design or similar proprietary right recognized by any state, country or jurisdiction. The Employee further agrees, at the Company's request and expense, to do all things and sign all documents or


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instruments necessary, in the opinion of the Company, to eliminate any ambiguity as to the ownership of, and rights of the Company to, such Inventions, including filing copyright and patent registrations and defending and enforcing in litigation or otherwise all such rights.

         The Employee will not be obligated to assign to the Company any invention made by the Employee while in the Company's employ which does not relate to any business or activity in which the Company is or may reasonably be expected to become engaged, except that the Employee is so obligated if the same relates to or is based on Proprietary Information to which the Employee will have had access during and by virtue of the Employee's employment or which arises out of work assigned to the Employee by the Company. The Employee will not be obligated to assign any Invention which may be wholly conceived by the Employee after the Employee leaves the employ of the Company, except that the Employee is so obligated if such Invention involves the utilization of Proprietary Information obtained while in the employ of the Company. The Employee is not obligated to assign any Invention which relates to or would be useful in any business or activities in which the Company is engaged if such Invention was conceived and reduced to practice by the Employee prior to the Employee's employment with the Company, and if such Invention is listed on the attached Exhibit A.

                  9.       Change in Control

         9.1 Definition. A "Change in Control" means the occurrence of any of the following:


                  a. the adoption of a plan of merger or consolidation of the Company with any other corporation or other entity as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than 40% of the voting stock or ownership interest of the surviving or resulting entity or its parent entity;

                  b. the adoption of a plan of liquidation or the approval of the dissolution of the Company;

                  c. the sale or transfer of all or substantially all of the assets of the Company;

                  d. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the



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         Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended; or

                  e. any individual, entity, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules promulgated under such act), or other person acquires in a single transaction or a series of transactions more than 30% of the outstanding shares of the Company's common stock.

         9.2 Change in Control Payment. Following a Change in Control, the Company will make a Change in Control Payment under Section 9.3 to the Employee if within the 2-year following the Change in Control the Employee is terminated or the Employee voluntarily terminates employment for Good Reason (as such term is defined below), provided that the Employee is employed by the Company on the date of the Change in Control and was a member of the Management Group (as such term may be defined by the Board of Directors) prior to the execution of a definitive agreement, if any, between the Company and any entity to be combined with the Company in connection with a Change in Control.

         For purposes hereof, "Good Reason" means the occurrence of any of the following without the prior express written consent of the Employee:

                  a. the assignment to the Employee of duties materially less significant than those normally associated with the position held by the Employee immediately prior to the Change in Control; or

                  b. a material reduction in the Employee's base salary or bonus opportunity from the amount in effect immediately prior to the Change in Control, or a material change in the employee benefits provided by the Company to the Employee such that the package of benefits provided after the change is in the aggregate materially less beneficial to the Employee than the package provided immediately prior to the Change in Control; or

                  c. a mandated relocation of the Employee's site of employment to a site more than 25 miles from 1400 Watterson Tower, Louisville, Kentucky.

         Notwithstanding the foregoing, no occurrence will constitute Good Reason unless [i] at least 30 days before the termination of employment, the Employee notifies the Company's Board of Directors of the conditions which the Employee believes constitute Good Reason and states in the notice that unless those conditions are cured the



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Employee will terminate his or her employment with the Company, but those conditions are not cured prior to the termination of employment, and [ii] the termination of employment occurs within 60 days after the Employee learns of the conditions which constitute Good Reason.

         9.3 Amount and Timing of Change in Control Payment. The amount of the Change in Control Payment will be: [i] if the Employee has been a member of the Management Group for three years or less on the date of the Change in Control Event, one year of salary and one year of benefits continuation; and [ii] if the Employee has been a member of the Management Group for more than three years on the date of the Change in Control Event, two years of salary and two years of benefits continuation. The Change in Control Payment shall be paid as salary continuation in accordance with the provisions applicable to Severance Pay under
Section 2.1. For purposes of calculating the Employee's tenure in Management Group, all periods in which the Employee was in the Management Group prior to the Change in Control Event shall be added together.

                  10.      General Provisions

                  10.1 If any provisions of this Agreement are determined to be invalid, the remaining provisions will remain in full force and effect to the fullest extent permitted by law.

                  10.2 This Agreement will be binding upon and inure to the benefit of the Company and any successor of the Company, including any corporation which acquires (by merger, consolidation or otherwise) all or substantially all the assets of the Company (which successor, after it acquires all or substantially all the assets of the Company, will be the "Company" for the purposes of this Agreement).

                  10.3 This Agreement will be binding upon and inure to the benefit of (and be enforceable by) the Employee and, after the Employee dies or is determined not to be competent, the Employee's executors or other legal representatives.

                  10.4 The Employee will be entitled to the payments specified in Section 2 without regard to whether the Employee seeks or obtains other employment after a Termination.

                  10.5 Any notices or other communications under or relating to this Agreement must be in writing and will be deemed given on the day on which it is delivered in person or by overnight courier service or sent by facsimile transmission (with a confirmation from the sending facsimile machine indicating receipt at the number to which sent), or on the third business day after the day on which it is sent from within the United States of America by first class mail, addressed (i) if to the Company or its Board of Directors, at the principal offices of the Company, attention General Counsel


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and (ii) if to the Employee, to the Employee's office or to the Employee's home address as shown on the personnel records of the Company, or at such other address as is specified by the Employee to the Company after the date of this Agreement in the manner provided in this Section.

                  10.6 This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior severance agreements and other understandings with respect to that subject matter, whether oral or written.

                  10.7 This Agreement may be amended only by a writing signed by the Company, with the approval of its Board of Directors, and the Employee.

                  10.8 The Company may withhold from payments it is required to make under this Agreement and from other payments of compensation to the Employee all sums, including taxes, which the Company determines it is required by law to withhold because of payments made under this Agreement, or debts owed by the Employee to the Company.

                  10.9 The Company may withhold from payments it is required to make under this Agreement and from other payments of compensation to the Employee all sums, including taxes, which the Company determines it is required by law to withhold because of payments made under this Agreement.

                  10.10 This Agreement will be governed by, and construed under, the laws of the Commonwealth of Kentucky applicable to contracts made and to be performed in that state.

                  10.11 The Employee hereby acknowledges that employment by the Company is "at will," and that nothing in this Agreement shall be deemed to alter the Employee's "at will" employment by the Company.

                  11. Remedies. The Employee agrees and acknowledges that the violation of any of the covenants or agreements contained in Section 3, 4, 5, 6, 7 and 8 of this Agreement would cause irreparable injury to the Company, that the remedy at law for any such violation or threatened violation thereof would be inadequate, and that the Company will be entitled, in addition to any other remedy, to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages. The parties each acknowledge that nothing herein shall limit the remedies for breach of this Agreement to the amount or value of any Severance Pay.


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                  12. Excise Tax Limitation. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (the "Total Payments") would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the payments due hereunder shall be reduced, prior to reduction of Total Payments under any other agreement or program, such that the Employee shall be entitled to receive Total Payments not to exceed 2.99 times the Employee's applicable "base amount" under Section 280G of the Code.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year shown on the first page.


                                            TROVER SOLUTIONS, INC.





                                            By /s/ Patrick B. McGinnis
                                              -------------------------------
                                              Patrick B. McGinnis
                                              Chief Executive Officer







                                               /s/ Mark J. Bates
                                              -------------------------------
                                                       Mark J. Bates
                                                         "Employee"






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                                    EXHIBIT A
                                   INVENTIONS





                                      None









Employee:   /s/ MJB
            -----------
            Initials


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